Kodiak Oil & Gas Corp. Announces
Third Quarter 2014 Results and Operations Update

Highlights include:

•	Q3-14 Average Daily Sales Volumes of 40,485 BOE/d, 14% Growth from Q3-13

•	Q3-14 Net Income of $92 million, 196% Increase from Q3-13

DENVER -- November 6, 2014 /PRNewswire-FirstCall/ -- Kodiak Oil & Gas Corp. (NYSE: KOG) (Kodiak or the Company), an oil and gas exploration and production company with primary assets in the Williston Basin of North Dakota, today reported financial results for the third quarter ended September 30, 2014 and provided a Williston Basin operations update.

Financial Results

Kodiak reported an overall 14% increase in quarter-over-quarter equivalent sales volumes with 3.7 million barrels of oil equivalent (MMBOE) sold, or an average of 40,485 BOE per day (BOE/d) during the third quarter 2014, as compared to 3.3 million BOE, or an average of 35,406 BOE/d in the third quarter of 2013. Crude oil revenue accounted for approximately 93% of oil and gas sales recorded during the third quarter 2014.

For the third quarter ended September 30, 2014, the Company reported oil and gas sales of $292.2 million, as compared to $299.6 million during the same period in 2013, representing a decrease of 2%. The decline in revenue is attributed to a 13% decrease in average crude oil price from $98.19 per barrel in the third quarter of 2013 to $85.35 per barrel in the third quarter of 2014.

For the third quarter 2014, the Company reported net income of $92.2 million, or $0.34 per diluted share, compared to net income of $31.2 million, or $0.12 per diluted share, for the same period in 2013.

Kodiak reported net cash provided by operating activities during the third quarter 2014 of $143.7 million, as compared to $152.6 million during the same period in 2013, a decrease of 6%. Kodiak reported net cash provided by operating activities during the nine-month period ended September 30, 2014 of $490.3 million, a 27% increase, as compared to $385.5 million during the nine-month period ended September 30, 2013.

Adjusted EBITDA was $189.9 million for the third quarter 2014, as compared to $214.1 million in the same period in 2013, reflecting an 11% decrease. Adjusted EBITDA is a non-GAAP financial measure. For additional information please refer to the reconciliation of this measure at the end of this news release.

General and administrative expenses (G&A) for the third quarter 2014 totaled $18.8 million, or $5.06 per BOE, compared to $12.6 million, or $3.86 per BOE, in the third quarter 2013. The increase in G&A expense per BOE for the third quarter 2014, as compared to the same period in 2013, is attributed primarily to transaction charges related to Kodiak's previously announced merger with Whiting Petroleum Corporation (Whiting).

On a per unit basis, lease operating expense (LOE) increased from $6.28 per barrel sold in the third quarter of 2013 to $10.50 per barrel sold in the third quarter of 2014.  The increase in LOE per barrel is partially a result of the normal decline in production, as the Company's portfolio of producing wells ages, without a corresponding decrease in the ongoing fixed costs to operate these wells.  Kodiak's LOE during the third quarter was also impacted by an increase in oil field service costs, particularly with respect to workover operations, and costs associated with winterization.  As well spacing declines, Kodiak's

LOE per barrel will also be negatively impacted by frac protection work, due to the need to shut in wells to avoid damage caused by completion work on adjacent wells.  As a result of these protective measures, the Company temporarily reduces production from shut-in wells and then incurs additional costs to bring the wells back onto production.  As a result of these factors, LOE fluctuates between quarters as a result of the timing of expenses and realization of the corresponding production and as such full year LOE per BOE is a better gauge of the costs going forward.
The following table summarizes the Company's costs on a per-unit basis for the periods shown:

Kodiak Oil & Gas Corp.				% Change
Net Sales Volumes Comparison	Q3-14	Q2-14	Q3-13	Sequential	Q-o-Q
Net Sales Volumes
Crude Oil (MBbls)	3,191	3,030	2,921	5%	9%
Natural Gas (MMcf)	3,201	2,716	2,018	18%	59%
Barrels of Oil Equivalent (MBOE)	3,725	3,483	3,257	7%	14%
Average Daily Volumes
Daily Sales (BOE/day)	40,485	38,271	35,406	6%	14%
Unhedged Product Price Received
Average Price Received Oil ($/Bbl)	$85.35	$91.72	$98.19	(7)%	(13)%
Average Price Received Gas ($/Mcf)	$6.18	$8.15	$6.32	(24)%	(2)%
Average Price Received BOE ($/BOE)	$78.44	$86.15	$91.97	(9)%	(15)%
Commodity Price Risk Management Activities
Settlements on Commodity Derivative Instruments ($/BOE)	$(2.42)	$(6.46)	$(5.73)	(63)%	(58)%
Expenses
Lease Operating Expense ($/BOE)	$10.50	$9.29	$6.28	13%	67%
Production Tax ($/BOE)	$8.36	$9.07	$10.00	(8)%	(16)%
Gathering, Transportation & Marketing Expense ($/BOE)	$2.40	$2.35	$1.87	2%	28%
DD&A Expense ($/BOE)	$27.62	$28.44	$29.81	(3)%	(7)%
Total G&A Expense ($/BOE)	$5.06	$3.68	$3.86	38%	31%
Non-cash Stock-based Compensation Expense ($/BOE)	$1.29	$1.47	$1.19	(12)%	8%

Drilling and Completion Operations

Year to date, Kodiak has invested approximately $643.3 million related to its oilfield operations and leasehold acquisitions compared to its full year capital expenditure guidance of approximately $940.0 million. Kodiak currently operates seven drilling rigs, which have staggered contract terminations, allowing the Company to adjust its rig count to align with cash flow and capital expenditure projections. During the quarter ended September 30, 2014 the Company upgraded its rig fleet with two new built rigs, replacing two older rigs whose contracts expired. As a result Kodiak operated with five rigs for part of the third quarter of 2014 resulting in fewer wells drilled and therefore fewer wells completed in the second half of the year.

Additional detail on Kodiak's capital expenditures as of the end of the third quarter of 2014 versus Kodiak's full year 2014 budget is provided in the table below ($ in millions).

		Nine Months Ended
		September 30, 2014
	2014 Budget	Actual
Capital Expenditures
Drilling and completion costs	$890.0	$632.5
Infrastructure and leasehold acquisitions	50.0	10.8
Total capital expenditures	$940.0	$643.3

Divestitures
Proved and unproved oil and gas properties		$(70.8)

Non-Cash Capitalized Costs
Asset retirement obligations		$3.2
Capitalized interest		23.2

Total capitalized costs, net of divestitures		$598.9

Q3-14 Results Teleconference Call

In conjunction with Kodiak's release of its financial and operating results, investors, analysts and other interested parties are invited to participate in a conference call with management on Friday, November 7, 2014 at 11:00 a.m. Eastern Standard Time.

Kodiak Oil & Gas Corp. Q3-14 Financial and Operating Results Conference Call
Date:	November 7, 2014
Time:	11:00 a.m. EST
10:00 a.m. CST
9:00 a.m. MST
8:00 a.m. PST
Call:	(888) 346-4547 (US/Canada) and (412) 902-4264 (International)
Internet:	Live and rebroadcast over the Internet: http://www.videonewswire.com/event.asp?id=100868
Replay:	Available for 30 days at http://www.kodiakog.com or http://www.videonewswire.com/event.asp?id=100868

About Kodiak Oil & Gas Corp.
Denver-based Kodiak Oil & Gas Corp. is an independent energy exploration and development company focused on exploring, developing and producing oil and natural gas primarily in the Williston Basin in the U.S. Rocky Mountains. For further information, please visit www.kodiakog.com. The Company's common shares are listed for trading on the New York Stock Exchange under the symbol: “KOG.”

Forward-Looking Statements

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words "expects," "plans," "anticipates," "believes," "intends," "estimates," projects," "potential" and similar expressions, or that events or conditions "will," "would," "may," "could" or "should" occur. Forward-looking statements in this press release include statements regarding the Company's drilling program, including timing and capital expenditures and the completion of the proposed business combination with Whiting (the “Arrangement”).  Factors that could cause or contribute to such differences include, but are not limited to, projecting future timing of development activities, operating risks, the failure to receive the necessary shareholder or regulatory approvals or the failure to satisfy other closing conditions of the Arrangement, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission.

Important Additional Information and Where to Find It
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of a vote or proxy. The proposed Arrangement anticipates that the shares of Whiting to be issued pursuant to the Arrangement will be exempt from registration under the United States Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(10) of the Securities Act. Consequently, the Whiting shares will not be registered under the Securities Act or any state securities laws. In connection with the proposed Arrangement, on October 29, 2014, Kodiak and Whiting each filed with the Securities and Exchange Commission ("SEC") a definitive joint proxy statement/circular and commenced mailing such document to the shareholders of Kodiak and Whiting on October 29, 2014. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT AND CIRCULAR AND ANY OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WHITING, KODIAK AND THE PROPOSED ARRANGEMENT. The joint proxy statement and circular and certain other relevant materials (when they become available) and other documents filed by Whiting or Kodiak with the SEC may be obtained free of charge at the SEC’s website at http://www.sec.gov. In addition, investors may obtain copies of these documents (when they become available) free of charge by written request to Whiting Investor Relations, 1700 Broadway, Suite 2300, Denver, CO 80290-2300 or calling (303) 390-4051 or by written request to Kodiak Investor Relations, 1625 Broadway, Suite 250, Denver, CO 80202 or calling (303) 592-8030.
Participants in the Solicitation

Kodiak, Whiting and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies in connection with the proposed Arrangement. Information about the executive officers and directors of Kodiak and the number of Kodiak’s common shares beneficially owned by such persons is set forth in the proxy statement for Kodiak’s 2014 Annual Meeting of Shareholders which was filed with the SEC on May 9, 2014, and Kodiak’s Annual Report on Form 10-K for the period ended December 31, 2013. Information about the executive officers and directors of Whiting and the number of shares of Whiting’s common stock beneficially owned by such persons is set forth in the proxy statement for Whiting’s 2014 Annual Meeting of Stockholders which was filed with the SEC on March 23, 2014, and Whiting’s Annual Report on Form 10-K for the period ended December 31, 2013. Investors may obtain additional information regarding the direct and indirect interests of Kodiak, Whiting and their respective executive officers and directors in the Arrangement by reading the joint proxy statement and circular regarding the Arrangement filed with the SEC on October 29, 2014.

For further information, please contact:

Mr. Lynn A. Peterson, CEO and President, Kodiak Oil & Gas Corp. +1-303-592-8075
Mr. James Henderson, CFO, Kodiak Oil & Gas Corp. +1-303-592-8075

Footnotes to the Financial Statements
The notes accompanying the financial statements are an integral part of the consolidated financial statements and can be found in Kodiak's filing on Form 10-Q for the quarter ended September 30, 2014.

KODIAK OIL & GAS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	September 30, 2014	December 31, 2013
ASSETS
Current Assets:
Cash and cash equivalents	$29,546	$90
Accounts receivable
Trade	93,514	108,883
Accrued sales revenues	137,434	121,843
Commodity price risk management asset	23,676	—
Inventory and prepaid expenses	16,467	11,367
Deferred tax asset, net	—	14,300
Total Current Assets	300,637	256,483

Oil and gas properties (full cost method), at cost:
Proved oil and gas properties	4,268,960	3,556,667
Unproved oil and gas properties	528,248	641,644
Equipment and facilities	27,805	27,712
Less-accumulated depletion, depreciation, amortization, and accretion	(895,101)	(605,700)
Net oil and gas properties	3,929,912	3,620,323

Commodity price risk management asset	2,907	1,290
Property and equipment, net of accumulated depreciation of $2,999 at September 30, 2014 and $1,980 at December 31, 2013	3,947	3,928
Deferred financing costs, net of amortization of $27,701 at September 30, 2014 and $22,963 at December 31, 2013	37,008	41,746

Total Assets	$4,274,411	$3,923,770

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$237,555	$272,858
Accrued interest payable	30,070	24,425
Commodity price risk management liability	—	20,334
Deferred tax liability, net	327	—
Total Current Liabilities	267,952	317,617

Noncurrent Liabilities:
Credit facility	870,000	708,000
Senior notes, net of accumulated amortization of bond premium of $1,541 at September 30, 2014 and $1,024 at December 31, 2013	1,554,459	1,554,976
Deferred tax liability, net	205,373	133,700
Asset retirement obligations	20,557	16,405
Total Noncurrent Liabilities	2,650,389	2,413,081

Total Liabilities	2,918,341	2,730,698

Stockholders’ Equity:
Common stock—no par value; unlimited authorized
Issued and outstanding: 267,864,101 shares as of September 30, 2014 and 266,249,765 shares as of December 31, 2013	1,044,982	1,024,462
Retained earnings	311,088	168,610
Total Stockholders’ Equity	1,356,070	1,193,072

Total Liabilities and Stockholders’ Equity	$4,274,411	$3,923,770

KODIAK OIL & GAS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share data)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues:
Oil sales	$272,361	$286,832	$787,507	$606,044
Gas sales	19,789	12,760	61,701	32,076
Total revenues	292,150	299,592	849,208	638,120

Operating expenses:
Oil and gas production	79,197	59,132	208,391	132,654
Depletion, depreciation, amortization and accretion	102,864	97,094	291,558	216,888
General and administrative	18,840	12,560	45,562	33,188
Total operating expenses	200,901	168,786	545,511	382,730

Operating income	91,249	130,806	303,697	255,390

Other income (expense):
Gain (loss) on commodity price risk management activities, net	83,104	(60,108)	2,009	(53,185)
Interest income (expense), net	(26,857)	(21,049)	(76,981)	(50,644)
Other income (expense), net	(2)	1,001	53	1,683
Total other income (expense)	56,245	(80,156)	(74,919)	(102,146)

Income before income taxes	147,494	50,650	228,778	153,244

Income tax expense	55,300	19,500	86,300	58,400

Net income	$92,194	$31,150	$142,478	$94,844

Earnings per common share:
Basic	$0.34	$0.12	$0.53	$0.36
Diluted	$0.34	$0.12	$0.53	$0.35

Weighted average common shares outstanding:
Basic	267,480,116	265,733,881	266,837,348	265,500,414
Diluted	270,743,269	268,566,065	269,637,995	267,992,098

KODIAK OIL & GAS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Cash flows from operating activities:
Net income	$92,194	$31,150	$142,478	$94,844
Reconciliation of net income to net cash provided by operating activities:
Depletion, depreciation, amortization and accretion	102,864	97,094	291,558	216,888
Amortization of deferred financing costs and debt premium	1,422	1,239	4,221	2,985
(Gain) loss on commodity price risk management activities, net	(83,104)	60,108	(2,009)	53,185
Settlements on commodity derivative instruments	(9,031)	(18,674)	(43,618)	(15,479)
Stock‑based compensation	4,805	3,880	15,041	11,105
Deferred income taxes	55,300	19,500	86,300	58,400
Changes in current assets and liabilities:
Accounts receivable‑trade	(25,747)	(57,072)	13,322	(59,226)
Accounts receivable‑accrued sales revenues	50	(51,330)	(15,591)	(58,365)
Prepaid expenses and other	(248)	(973)	(1,872)	(1,159)
Accounts payable and accrued liabilities	(699)	51,906	(5,215)	57,974
Accrued interest payable	5,854	15,803	5,645	24,383
Net cash provided by operating activities	143,660	152,631	490,260	385,535

Cash flows from investing activities:
Acquired oil and gas properties and facilities	(6,000)	(759,025)	(6,000)	(759,025)
Oil and gas properties	(218,292)	(247,502)	(692,000)	(767,814)
Sale of oil and gas properties	—	87,370	70,848	87,370
Equipment, facilities and other	(391)	(16,199)	(1,131)	(25,517)
Cash held in escrow	—	51,000	—	—
Net cash used in investing activities	(224,683)	(884,356)	(628,283)	(1,464,986)

Cash flows from financing activities:
Borrowings under credit facility	120,000	840,000	315,000	1,194,875
Repayments under credit facility	(25,000)	(493,000)	(153,000)	(851,875)
Proceeds from the issuance of senior notes	—	400,000	—	750,000
Proceeds from the issuance of common shares	4,542	1,793	8,239	2,283
Purchase of common shares	(203)	(696)	(2,760)	(1,214)
Debt and share issuance costs	—	(12,126)	—	(20,360)
Net cash provided by financing activities	99,339	735,971	167,479	1,073,709

Increase (decrease) in cash and cash equivalents	18,316	4,246	29,456	(5,742)

Cash and cash equivalents at beginning of the period	11,230	14,072	90	24,060

Cash and cash equivalents at end of the period	$29,546	$18,318	$29,546	$18,318

Supplemental cash flow information:
Oil & gas property accrual included in accounts payable and accrued liabilities	$134,436	$201,438	$134,436	$201,438
Cash paid for interest	$26,800	$13,722	$90,363	$48,912

KODIAK OIL & GAS CORP.
RECONCILIATION OF ADJUSTED EBITDA
(In thousands)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Reconciliation of Adjusted EBITDA:
Net income	$92,194	$31,150	$142,478	$94,844
Add back:
Depreciation, depletion, amortization and accretion	102,864	97,094	291,558	216,888
Amortization of deferred financing costs and debt premium	1,422	1,239	4,221	2,985
(Gain) loss on commodity price risk management activities, net	(83,104)	60,108	(2,009)	53,185
Settlements on commodity derivative instruments	(9,031)	(18,674)	(43,618)	(15,479)
Stock based compensation expense	4,805	3,880	15,041	11,105
Income tax expense	55,300	19,500	86,300	58,400
Interest expense	25,453	19,824	72,808	47,696
Adjusted EBITDA	$189,903	$214,121	$566,779	$469,624

In evaluating its business, Kodiak considers earnings before interest, income taxes, depletion, depreciation, amortization, and accretion, amortization of deferred financing costs and debt premium, impairment, gains or losses on foreign currency, the net (gain) loss on commodity price risk management activities less settlements on commodity derivative instruments, and stock‑based compensation expense, (“Adjusted EBITDA”) as a key indicator of financial operating performance and as a measure of the ability to generate cash for operational activities, future capital expenditures and an indication of Kodiak's potential borrowing base under Kodiak's credit facility. Adjusted EBITDA is not a Generally Accepted Accounting Principle (“GAAP”) measure of performance. The Company uses this non-GAAP measure to compare its performance with other companies in the industry that make a similar disclosure, as a measure of its current liquidity, in developing the Company's capital expenditure budget, to evaluate the Company's compliance with covenants under Kodiak's credit facility and as a component of the corporate objectives to which the Company tie the vesting of equity-based awards made to senior executives. The Company believes that this measure may also be useful to investors for the same purpose and for an indication of the Company's ability to generate cash flow at a level that can sustain or support the Company's operations and capital investment program, and that disclosure of this measure provides investors with visibility as to the corporate objectives that affect Kodiak's executive compensation program. Investors should not consider this measure, or other non-GAAP measures such as adjusted net income, in isolation or as a substitute for operating income or loss, cash flow from operations determined under GAAP or any other measure for determining the Company's operating performance that is calculated in accordance with GAAP. In addition, because Adjusted EBITDA is not a GAAP measure, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of Adjusted EBITDA and net income for the three and nine months ended September 30, 2014 and 2013 is provided in the table above.